UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2006

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2006, Level 3 Communications, Inc. (the “Company”), as guarantor, and Level 3 Financing, Inc. (“Level 3 Financing”), a wholly owned subsidiary of the Company, as borrower, through an assignment and amendment agreement, amended and restated their existing credit agreement, dated as of December 1, 2004, among the Company, as guarantor, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and certain lenders (the “Credit Agreement”).

The amendments, among other things, reduced the interest rate on the loan under the Credit Agreement, eliminated the premium payable in connection with optional prepayments of the loan under the Credit Agreement and amended certain covenants.

The Assignment and Amendment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The descriptions of the material terms of the Assignment and Amendment Agreement are qualified in their entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit 10.1 — Assignment and Amendment Agreement, dated as of June 27, 2006, by and among Level 3 Financing, Inc, Level 3 Communications, Inc., Merrill Lynch Capital Corporation and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Thomas C. Stortz
Thomas C. Stortz, Executive Vice President

Dated: June 30, 2006